UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2008
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     In connection with borrowings by CityCenter Holdings, LLC (the “Joint Venture”), a Delaware corporation and a joint venture entity between subsidiaries of MGM MIRAGE (the “Company”), a Delaware corporation, and Dubai World (“DW”), a Dubai, United Arab Emirates government decree entity, under its credit agreement (the “JV Credit Agreement”), the Company entered into the MGM MIRAGE Sponsor Contribution Agreement, dated October 31, 2008, with the Joint Venture and Bank of America, N.A. (the “Collateral Agent”), and the MGM MIRAGE Sponsor Completion Guarantee, dated October 31, 2008, with the Collateral Agent. Concurrently with the entry into the MGM MIRAGE Sponsor Contribution Agreement and the MGM MIRAGE Sponsor Completion Guarantee by the Company, DW entered into the Dubai World Sponsor Contribution Agreement and the Dubai World Sponsor Completion Guarantee, on substantially identical terms, with the Joint Venture and the Collateral Agent.
     Pursuant to the MGM MIRAGE Sponsor Contribution Agreement, the Company has agreed to make additional equity contributions to the Joint Venture of up to an aggregate amount of approximately $959 million (as such commitment may be reduced upon procurement by the Joint Venture of additional qualified financing, including additional commitments under the JV Credit Agreement) upon one or more requests by the Joint Venture or the Collateral Agent to fund construction payables, cost-overruns, or draw requests related to the construction of the CityCenter project.
     Pursuant to the MGM MIRAGE Sponsor Completion Guarantee, the Company has agreed to partially guarantee the completion of the CityCenter project through a commitment to make additional equity contributions to the Joint Venture of up to an aggregate amount of $600 million (in addition to any contributions made under the MGM MIRAGE Sponsor Contribution Agreement) in the event the proceeds in the Joint Venture’s disbursement account maintained in connection with the JV Credit Agreement are insufficient to fund construction payables or draw requests related to the construction of the CityCenter project. The MGM MIRAGE Sponsor Completion Guarantee and the Dubai World Sponsor Completion Guarantee were made on a several basis.
     Bank of America, N.A. and its affiliates have in the past engaged in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services and the making of loans (including under the Company’s credit facility) to the Company and its subsidiaries, for which they received customary fees, expense reimbursement or other payments.
     The foregoing description of the MGM MIRAGE Sponsor Contribution Agreement and the MGM MIRAGE Completion Guarantee does not purport to be complete and is qualified in its entirety by the terms of the MGM MIRAGE Sponsor Contribution Agreement and the MGM MIRAGE Completion Guarantee filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

10.1	MGM MIRAGE Sponsor Contribution Agreement, dated October 31, 2008.

10.2	MGM MIRAGE Sponsor Completion Guarantee, dated October 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: November 6, 2008	By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	MGM MIRAGE Sponsor Contribution Agreement, dated October 31, 2008.

10.2	MGM MIRAGE Sponsor Completion Guarantee, dated October 31, 2008.